SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 15, 2003

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

H. Walaardt Sacrestraat 401-403 1117 BM Schiphol Amsterdam, The Netherlands
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +31 205 020000

St. Giles House, 25 Kings Road, Reading RG1 3AR, United Kingdom
(Former address of principal executive offices)

Item 12.   Results of Operations and Financial Condition.

On August 15, 2003, we issued a news release announcing our financial results for the quarter ended June 30, 2003. A copy of the news release is furnished as Exhibit 99 hereto.

All references in the attached news release to “adjusted continuing revenue,” “adjusted continuing operating costs for Internet services” and “adjusted continuing selling, general and administrative expense” are to non-GAAP financial measures.  As explained in the attached release, since VIA will not consolidate any future results from its Brazilian and Mexican operations, management believes these measures permit more meaningful analysis of trends in VIA’s results.  The company believes the most directly comparable financial measures to these measures that are calculated and presented in accordance with generally accepted accounting principles, or GAAP, are revenue, operating costs for Internet services and selling, general and administrative expense.  These amounts of these measures for the periods presented in the attached news release are as set forth in the table below:

Three months ended June 30	Total Continuing Operations

2002 Revenue	19,036
2003 Revenue	16,612
2002 Costs of Internet services	10,572
2003 Costs of Internet services	7,829
2002 SG&A costs	17,836
2003 SG&A costs	15,713

Six months ended June 30	Total Continuing Operations

2002 Revenue	37,030
2003 Revenue	34,378
2002 Costs of Internet services	21,592
2003 Costs of Internet services	16,349
2002 SG&A costs	38,045
2003 SG&A costs	30,410

The information set forth in this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2003	VIA NET.WORKS, Inc.

	By:	/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit 99	Press Release of VIA NET.WORKS, Inc. dated August 15, 2003.